Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 17, 2018)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September 29, 2018 of $8,364,300 (or $2.01 per share diluted)  compared to net income of $5,860,600 (or $1.36 per share diluted) in the third quarter of 2017.  For the nine months ended September 29, 2018, net income was $22,467,700 (or $5.43 per share diluted) compared to net income of $16,942,100 (or $3.84 per share diluted) for the same period last year.

Brett D. Heffes, Chief Executive Officer, commented, “Earnings growth during the third quarter reflected a continuation of the strong operating performance of our businesses throughout the year.”

Winmark Corporation creates, supports and finances business.  At September 29, 2018, there were 1,236 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 51 retail franchises have been awarded but are not open.  In addition, at September 29, 2018, the Company had a lease portfolio of  $44.5 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 29, 2018	December 30, 2017 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$1,187,200	$1,073,200
Restricted cash	55,000	90,000
Receivables, net	1,756,900	1,796,000
Net investment in leases - current	17,568,700	15,332,300
Income tax receivable	—	2,161,800
Inventories	128,200	97,100
Prepaid expenses	1,075,400	901,600
Total current assets	21,771,400	21,452,000

Net investment in leases – long-term	26,949,600	25,945,300
Property and equipment, net	725,500	486,800
Goodwill	607,500	607,500
Other assets	440,500	350,400
	$50,494,500	$48,842,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,236,100	$3,236,100
Accounts payable	1,445,000	2,073,000
Income tax payable	902,800	—
Accrued liabilities	3,273,000	1,837,300
Discounted lease rentals	2,555,600	570,800
Deferred revenue	2,887,200	3,012,700
Total current liabilities	14,299,700	10,729,900

Long-Term Liabilities:
Line of credit	10,100,000	35,400,000
Notes payable, net	26,413,900	28,841,000
Discounted lease rentals	2,364,600	1,121,600
Deferred revenue	7,387,300	7,297,500
Other liabilities	1,211,900	845,000
Deferred income taxes	425,800	320,500
Total long-term liabilities	47,903,500	73,825,600

Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,901,202 and 3,843,078 shares issued and outstanding	4,597,400	1,476,200
Retained earnings (accumulated deficit)	(16,306,100)	(37,189,700)

Total shareholders’ equity (deficit)	(11,708,700)	(35,713,500)
	$50,494,500	$48,842,000

(1)	Adjusted for the adoption of ASU 2014-09 under the retrospective method.

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	Sept. 29, 2018	Sept. 30, 2017 (1)	Sept. 29, 2018	Sept. 30, 2017 (1)
REVENUE:
Royalties	$12,865,900	$12,316,700	$35,735,900	$33,865,100
Leasing income	4,608,600	3,915,800	14,994,500	13,722,000
Merchandise sales	858,400	773,100	2,340,200	2,058,500
Franchise fees	383,300	342,900	1,162,300	1,180,300
Other	402,300	382,400	1,206,400	1,145,600
Total revenue	19,118,500	17,730,900	55,439,300	51,971,500
COST OF MERCHANDISE SOLD	811,500	728,300	2,235,000	1,942,400
LEASING EXPENSE	718,500	792,000	1,769,200	2,724,000
PROVISION FOR CREDIT LOSSES	(55,600)	(13,300)	148,400	(26,200)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,208,800	6,184,400	19,702,500	19,165,300
Income from operations	11,435,300	10,039,500	31,584,200	28,166,000
INTEREST EXPENSE	(576,900)	(613,900)	(1,978,600)	(1,559,300)
INTEREST AND OTHER INCOME (EXPENSE)	(1,000)	28,000	(13,300)	29,900
Income before income taxes	10,857,400	9,453,600	29,592,300	26,636,600
PROVISION FOR INCOME TAXES	(2,493,100)	(3,593,000)	(7,124,600)	(9,694,500)
NET INCOME	$8,364,300	$5,860,600	$22,467,700	$16,942,100
EARNINGS PER SHARE – BASIC	$2.15	$1.46	$5.81	$4.10
EARNINGS PER SHARE – DILUTED	$2.01	$1.36	$5.43	$3.84
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,886,473	4,024,692	3,864,077	4,131,269
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,164,339	4,314,412	4,140,816	4,416,185

(1)Adjusted for the adoption of ASU 2014-09 under the retrospective method.